   As filed with the Securities and Exchange Commission on August 23rd, 1999
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MARKETWATCH.COM, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      94-3315360
       (State or other jurisdiction of                       (I.R.S. employer
       incorporation or organization)                       identification no.)

                               825 BATTERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                    (Address of principal executive offices)

           OPTIONS TO PURCHASE COMMON STOCK ASSUMED BY THE REGISTRANT
 PURSUANT TO AN AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF APRIL 28, 1999
                            (Full title of the plan)

                                J. PETER BARDWICK
                             CHIEF FINANCIAL OFFICER
                              MARKETWATCH.COM, INC.
                               825 BATTERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 733-0500
 (Name, address and telephone number, including area code, of agent for service)

                                   COPIES TO:

                             JEFFREY R. VETTER, ESQ.
                             SAYRE E. STEVICK, ESQ.
                           CYNTHIA E. GARABEDIAN, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                     AMOUNT      PROPOSED MAXIMUM       MAXIMUM
   TITLE OF SECURITIES TO BE          TO BE       OFFERING PRICE       AGGREGATE         AMOUNT OF
           REGISTERED              REGISTERED        PER SHARE       OFFERING PRICE   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      585,824 (1)        $ 6.23           $3,650,803          $1,015
-------------------------------------------------------------------------------------------------------

(1) Represents shares subject to outstanding options granted under the Restated Concerto Technologies Inc. 1995 Stock Plan and assumed by the Registrant.

(2) Weighted average exercise price per share for such assumed outstanding options.

(3) Calculated based on the weighted average exercise price per share for such options, pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended.

                              MARKETWATCH.COM, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred arising under the Securities Act of 1933, as amended (the "Securities Act")).

        As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive.

        The Registrant has entered into Indemnification Agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

        The indemnification provision in the Registrant's Amended and Restated Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

        The Registrant, with approval by the Registrant's Board of Directors, has obtained directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable

ITEM 8.  EXHIBITS

Exhibit No.                                  Description
-----------                                  -----------

   4.01               The Registrant's Amended and Restated Certificate of
                      Incorporation (incorporated herein by reference to Exhibit
                      3.01 of Registrant's Annual Report on Form 10-K (File No.
                      000-25113) filed with the Commission on March 31, 1999
                      (the "Form 10-K")).

   4.02 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.03 of Registrant's Registration Statement on
                      Form S-1 (File No. 333-65569) filed with and declared effective by the Commission on January 14, 1999 (the
                      "Form S-1")).

   4.03 Restated Concerto Technologies Inc. 1995 Stock Plan and related forms of Option Agreement.

   5.01               Opinion of Fenwick & West LLP.

  23.01               Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02 Consent of PricewaterhouseCoopers LLP, independent accountants.

  24.01               Power of Attorney (see page II-4).

ITEM 9.    UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


        Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 23rd day of August, 1999.


                                       MARKETWATCH.COM, INC..


                                       By: /s/ LAWRENCE S. KRAMER
                                           -------------------------------------
                                           Lawrence S. Kramer
                                           President and Chief Executive Officer




                               POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lawrence S. Kramer and J. Peter Bardwick, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                              Title                        Date
          ---------                              -----                        ----

PRINCIPAL EXECUTIVE OFFICER:

/s/ LAWRENCE S. KRAMER                  President, Chief Executive        August 23, 1999
-----------------------------------     Officer and Director
Lawrence S. Kramer


PRINCIPAL FINANCIAL OFFICER:

/s/ J. PETER BARDWICK                   Chief Financial Officer
-----------------------------------                                       August 23, 1999
J. Peter Bardwick

PRINCIPAL ACCOUNTING OFFICER:


/s/ JOSEPH BRICHLER                     Controller
-----------------------------------                                       August 23, 1999
Joseph Brichler

ADDITIONAL DIRECTORS:


/s/ JAMES A. DEPALMA                    Director
-----------------------------------                                       August 23, 1999
James A. DePalma

/s/ Andrew Heyward
-----------------------------------     Director                          August 23, 1999
Andrew Heyward


-----------------------------------     Director                          August 23, 1999
Alan J. Hirschfield

/s/ PHILIP D. HOTCHKISS
-----------------------------------     Director                          August 23, 1999
Philip D. Hotchkiss

/s/ MARK F. IMPERIALE
-----------------------------------     Director                          August 23, 1999
Mark F. Imperiale

/s/ Michael H. Jordan
-----------------------------------     Director                          August 23, 1999
Michael H. Jordan

/s/ ROBERT LESSIN
-----------------------------------     Director                          August 23, 1999
Robert Lessin

/s/ DANIEL MASON
-----------------------------------     Director                          August 23, 1999
Daniel Mason


-----------------------------------     Director                          August 23, 1999
Allan R. Tessler

                                  EXHIBIT INDEX

Exhibit No.                                  Description
-----------                                  -----------
   4.01               The Registrant's Amended and Restated Certificate of
                      Incorporation (incorporated herein by reference to Exhibit
                      3.01 of Registrant's Annual Report on Form 10-K (File No.
                      000-25113) filed with the Commission on March 31, 1999
                      (the "Form 10-K")).

   4.02 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.03 of Registrant's Registration Statement on
                      Form S-1 (File No. 333-65569) filed with and declared effective by the Commission on January 14, 1999 (the
                      "Form S-1")).

   4.03 Restated Concerto Technologies Inc. 1995 Stock Plan and related forms of Option Agreement.

   5.01               Opinion of Fenwick & West LLP.

  23.01               Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02 Consent of PricewaterhouseCoopers LLP, independent accountants.

  24.01               Power of Attorney (see page II-4).